As filed with the Securities and Exchange Commission on September 15, 2016

Registration No. 333-189520

Registration No. 333-182911

Registration No. 333-175513

Registration No. 333-172302

Registration No. 333-167831

Registration No. 333-152230

Registration No. 333-134906

Registration No. 333-125456

Registration No. 333-112322

Registration No. 333-102769

Registration No. 333-99629

Registration No. 333-90778

Registration No. 333-67332

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-189520

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-182911

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-175513

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-172302

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-167831

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-152230

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-134906

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-125456

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-112322

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-102769

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-99629

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-90778

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-67332

UNDER

THE SECURITIES ACT OF 1933

SEQUENOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0365889
(State or other jurisdiction of incorporation or Organization)	(I.R.S. Employer Identification No.)

3595 John Hopkins Court San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

New Hire Equity Incentive Plan

2006 Equity Incentive Plan

1999 Employee Stock Purchase Plan

1999 Stock Incentive Plan

Axiom Biotechnologies Inc. 1997 Stock Option Plan

(Full title of the plan)

F. Samuel Eberts III

Chairperson, President and Secretary

Sequenom, Inc.

c/o Laboratory Corporation of America Holdings

358 South Main Street

Burlington, NC 27215

(Name and address of Agent for service)

(336) 229-1127

(Telephone number, including area code, of agent for service)

Copy to:

Michael J. Silver

William I. Intner

John H. Booher

G. Allen Hicks

Hogan Lovells US LLP

875 Third Avenue

New York, New York 10022

(212) 918-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements) filed by Sequenom, Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission:

•	Registration Statement on Form S-8 (No. 333-189520), filed on June 21, 2013, which registered the offering of an aggregate of 6,300,000 shares of common stock, $0.001 par value (“Shares”);

•	Registration Statement on Form S-8 (No. 333-182911), filed on July 27, 2012, which registered the offering of an aggregate of 5,000,000 Shares;

•	Registration Statement on Form S-8 (No. 333-175513), filed on July 13, 2011, which registered the offering of an aggregate of 4,000,000 Shares;

•	Registration Statement on Form S-8 (No. 333-172302), filed on February 16, 2011, which registered the offering of an aggregate of 400,000 Shares;

•	Registration Statement on Form S-8 (No. 333-167831), filed on June 28, 2010, which registered the offering of an aggregate of 3,816,664 Shares;

•	Registration Statement on Form S-8 (No. 333-152230), filed on July 10, 2008, which registered the offering of an aggregate of 1,500,000 Shares;

•	Registration Statement on Form S-8 (No. 333-134906), filed on June 9, 2006, which registered the offering of an aggregate of 7,416,253 Shares;

•	Registration Statement on Form S-8 (No. 333-125456), filed on June 2, 2005, which registered the offering of an aggregate of 3,021,265 Shares;

•	Registration Statement on Form S-8 (No. 333-112322), filed on January 30, 2004, which registered the offering of an aggregate of 1,999,062 Shares;

•	Registration Statement on Form S-8 (No. 333-102769), filed on January 28, 2003, which registered the offering of an aggregate of 1,969,790 Shares;

•	Registration Statement on Form S-8 (No. 333-99629), filed on September 16, 2002, which registered the offering of an aggregate of 225,773 Shares;

•	Registration Statement on Form S-8 (No. 333-90778), filed on June 19, 2002, which registered the offering of an aggregate of 1,868,381 Shares; and

•	Registration Statement on Form S-8 (No. 333-67332), filed on August 10, 2001, which registered the offering of an aggregate of 1,215,592 Shares.

On September 7, 2016, pursuant to an Agreement and Plan of Merger dated July 26, 2016, between the Company, Laboratory Corporation of America Holdings, a Delaware corporation (“LabCorp”) and Savoy Acquisition Corp., a Delaware corporation and direct wholly owned subsidiary of LabCorp (“Purchaser”), Purchaser merged with and into the Company (the “Merger”), with the Company surviving as a direct wholly owned subsidiary of LabCorp.

As a result of the Merger, the offerings pursuant to the Registration Statements have been terminated. The Company hereby removes from registration the securities registered under the Registration Statements that remain unsold under the above listed Registration Statements as of the filing date of these Post-Effective Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, state of North Carolina, on September 15, 2016.

SEQUENOM, INC.

By:	/s/ F. Samuel Eberts III
Name:	F. Samuel Eberts III
Title:	Chairperson, President and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints F. Samuel Eberts III, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer) to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statements described above have been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ F. Samuel Eberts III	Chairperson, President, Secretary and Director	September 15, 2016
F. Samuel Eberts III	(Principal Executive Officer)

/s/ Glenn A. Eisenberg	Executive Vice President, Treasurer and Director	September 15, 2016
Glenn A. Eisenberg	(Principal Financial Officer and Principal Accounting Officer)

/s/ Sandra D. van der Vaart	Assistant Secretary and Director	September 15, 2016
Sandra D. van der Vaart